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                                                                      Exhibit 11

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                       FIVE YEARS ENDED DECEMBER 31, 1994
                      (In thousands except per share data)

                                                     1994          1993         1992          1991         1990
                                                   --------      --------     --------      --------     ------
Income before cumulative effect of
change in accounting principles                    $106,533       $66,306      $94,090       $90,597    $86,022

Cumulative effect of change in
accounting principles                                  -             -         (16,506)         -          -
                                                   --------       -------      -------       -------    -------

Net Income after cumulative effect
of change in accounting principles                 $106,533       $66,306      $77,584       $90,597    $86,022
                                                   ========       =======      =======       =======    =======

Weighted average number of common shares
outstanding during the year                          32,907        32,783       32,735        32,650     32,550

Common equivalent shares                                384           417          490           499        435
                                                   --------       -------      -------       -------    -------

Average number of shares outstanding                 33,291        33,200       33,225        33,149     32,985
                                                   ========       =======      =======       =======    =======


Earnings per share:

     Income before cumulative effect of
     change in accounting principles                  $3.20         $2.00        $2.83         $2.73      $2.61

     Cumulative effect of change in
     accounting principles                             -             -          ($0.50)         -          -

     Net income                                       $3.20         $2.00        $2.33         $2.73      $2.61